EXHIBIT 23.2

CONSENT OF MOSS ADAMS LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4, (File No. 333-xxxxx), including the Prospectus, which is part of this Registration Statement, of our report dated April 2, 2007, relating to the consolidated financial statements of Crested Corp. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 2006.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Scottsdale, Arizona
September 13, 2007